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                                                                Exhibit 5.1




                               November 20, 1996




Mazel Stores, Inc.
31000 Aurora Road
Solon, Ohio  44139


         In connection with the filing by Mazel Stores, Inc., an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of an additional Registration Statement on Form S-1 with respect to up to 493,350 Common Shares, without par value, of the Company (the "Shares"), to be sold by the Company, we have examined the following: (i) the Amended and Restated Articles of Incorporation of the Company, as currently in effect; (ii) the Code of Regulations of the Company, as currently in effect; (iii) the Registration Statement on Form S-1 (Reg. No. 333-11739), filed with the Securities and Exchange Commission (the "Commission) on September 11, 1996, as amended by Amendment No. 1 thereto filed with the Commission on October 21, 1996 (including Exhibits thereto), (iv) the additional Registration Statement on Form S-1 (including Exhibits thereto) filed with the Commission; (v) the form of Underwriting Agreement pursuant to which the Shares are to be purchased by the Underwriters and resold in a public offering; and (vi) the records relating to the organization of the Company and such other documents as we deem it necessary to examine as a basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that:

                 (i)      The Company is incorporated and validly existing
                          under the laws of the State of Ohio.
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Mazel Stores, Inc.
November 20, 1996
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                 (ii)     The Shares to be issued and sold by the Company, when
                          issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Legal Matters."

                             Very truly yours,

                             /s/ Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.

                             KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.